Exhibit 107

Calculation of Filing Fee Table

Form F-10

(Form Type)

Crescent Point Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Forward Registered and Carry Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares			(1)		(1)		—		—		—
	Debt	Warrants Debt Securities			(1)		(1)		—		—		—
	Other	Subscription Receipts			(1)		(1)		—		—		—
	Other	Debt Securities			(1)		(1)		—		—		—
	Unallocated (Universal) Shelf	—	457(o)		(1)		(1)	US$	433,000,000	(2)	US$147.60 per US$1,000,000	US$	63,910.80
Fees Previously Paid	—	—	—	—		—			—		—		—
	Total Offering Amounts							US$	433,000,000			US$	63,910.80
	Total Fees Previously Paid												$30,610
	Total Fee Offsets												$0
	Net Fee Due (3)											US$	33,300.80

(1)	There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, bonds, debentures, notes or other evidence of indebtedness of any kind, nature or description which may be issuable in a series (collectively, the bonds, debentures, notes or other evidence of indebtedness, the “Debt Securities”), of Crescent Point Energy Corp. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$433,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	The Registrant previously paid US$30,610 in registration fees with respect to the Registration Statement on Form F-10 initially filed on July 8, 2021 (File No. 333-257761), the “2021 Registration Statement”, pertaining to the registration of US$280,560,000 of securities of the Registrant, of which the entire amount of US$280,560,000 remained unutilized and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$63,910.80, taking into consideration the available offset of US$30,610, the net fee due is US$33,300.80 for this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	-	-	-	-	-	-		-		-		-	-	-
Fee Offset Sources	-	-	-	-	-	-		-		-		-	-	-
Rule 457(p)
Fee Offset Claims	Crescent Point Energy Corp.	F-10	333-257761	July 8, 2021		$30,610	(1)(2)		(1)		(1)	$280,560,000	$280,560,000
Fee Offset Sources	Crescent Point Energy Corp.	F-10	333-257761		July 8, 2021									$30,610	(2)

(1)	The Registrant registered under the 2021 Registration Statement such indeterminate number of Common Shares, Warrants, Subscription Receipts and Debt Securities, of the Registrant as shall have an aggregate offering price not to exceed US$280,560,000.

(2)	The Registrant previously paid US$30,610 in registration fees with respect to the 2021 Registration Statement, pertaining to the registration of US$280,560,000 of securities of the Registrant, of which US$280,560,000 remained unutilized and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$63,910.80, taking into consideration the available offset of US$30,610 from the 2021 Registration Statement, the total net due is US$33,300.80 for this Registration Statement.

Table 3: Combined Prospectuses

N/A